Exhibit 99.1

Covetrus Announces Financial Results for Second Quarter of 2019

•	Net sales of $1,009 million, relatively flat year-over-year, non-GAAP pro forma organic net sales declined 1% year-over-year

•
In North America, net sales of $552 million, or a 6% increase year-over-year; prescription management platform net sales growth of 46% year-over-year and 22% sequentially; ended Q2 with more than 8,700 practices on the prescription management platform

•	Gross margin of 19.8%, 160 basis points year-over-year improvement on a GAAP basis, reflecting increased sales contribution from our higher margin technology platform

•	Net loss of $10 million, non-GAAP pro forma adjusted net income of $14 million, down 28% year-over-year, and non-GAAP pro forma adjusted EBITDA of $53 million, down 15% year-over-year

•
Non-GAAP 2019 pro forma adjusted EBITDA guidance revised to at least $200 million on certain end-market softness and the inclusion and timing of infrastructure investments; still anticipates more than 3,000 new prescription management practice enrollments in 2019

PORTLAND, Maine. August 13, 2019 — Covetrus (Nasdaq: CVET), a global leader in animal-health technology and services, today announced financial results for the second quarter of 2019, which ended June 30, 2019.

"We have made significant progress over the last six months in creating a new global platform to better support the evolving needs of our veterinary community and to unlock new health and financial outcomes," said Benjamin Shaw, Covetrus president and CEO. "Our momentum in our technology platform is robust and we are encouraged by the accelerating pace of engagement in these early innings of our transformation journey. While end-market factors and the timing of certain infrastructure investments are creating delays to our timeline, my conviction in our ability to drive accelerated growth remains unchanged due to our market opportunity and our differentiated global value proposition."

Exhibit 99.1

Summary Operating Results (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
In millions, except per share data	2019	2018	2019	2018
Net sales	$1,009	$1,005	$1,950	$1,952
Income (loss) before taxes	(5)	38	(22)	72
Net income (loss) attributable to Covetrus	(10)	29	(23)	51
Diluted earnings (loss) per share (EPS)	$(0.09)	$0.40	$(0.22)	$0.72

Non-GAAP Measures (a):
Pro forma net sales	$1,009	$1,056	$1,974	$2,048
Pro forma organic net sales growth	-1%		1%
Pro forma adjusted EBITDA	53	62	104	113
Pro forma adjusted net income	$14	$20	$27	$30

(a) Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for non-GAAP financial items to the most directly comparable GAAP financial items are provided under Reconciliation of Non-GAAP Financial Measures at the end of this news release.

On February 7, 2019, Covetrus became an independent company through the consummation of the spin-off by Henry Schein of its Animal Health business (Animal Health) and the completion of its merger with Vets First Choice.  On February 8, 2019, Covetrus began trading on the Nasdaq Stock Market. Accordingly, results provided in accordance with generally accepted accounting principles in the United States of America (GAAP) reflect the operations of Animal Health from January 1, 2019 to June 30, 2019 and Vets First Choice for the period from February 8, 2019 to June 30, 2019.

To aid investors and analysts with year-over-year comparability for the combined businesses of Animal Health and Vets First Choice, Covetrus is including certain non-GAAP pro forma financial information that combines the stand-alone Animal Health and Vets First Choice financial information as if the acquisition had taken place on December 31, 2017. Also, non-GAAP adjusted results exclude costs directly associated with the spin-off and merger, the ongoing integration process and other special items. The tables in Reconciliation of Non-GAAP Financial Measures at the end of this press release provide reconciliations from GAAP to non-GAAP pro forma and non-GAAP adjusted results.

Net sales for the second quarter of 2019 were $1,009 million, relatively flat compared to the second quarter of 2018. On a pro forma basis, which includes Vets First Choice in the prior year period, net sales declined 4% in the second quarter of 2019 of which foreign exchange effects were a 3% headwind. Non-GAAP pro forma organic net sales declined 1% normalizing for foreign exchange, mergers and acquisition activity and net sales adjustments for manufacturer switches from direct to agency sales in the United States.

Pro forma organic net sales in the second quarter of 2019 were driven by ongoing strength in our prescription management platform in North America, which increased by 46% year-over-year and helped offset weaker-than-expected market growth in North America and Brexit disruption in the United Kingdom. Our technology platform, which includes Vets First Choice and our practice management software portfolio, represented more than 9% of net sales in the second quarter of 2019 versus 7% of pro forma net sales in the second quarter of 2018. Results also include the impacts from the previously announced customer loss in North America prior to the formation of Covetrus, and a manufacturer moving to a direct sales model in APAC in the fourth quarter of 2018. Normalizing for these previously

Exhibit 99.1

announced events, non-GAAP pro forma organic net sales growth would have been 2% in the second quarter of 2019 as compared to the second quarter of 2018.

Net loss in the second quarter of 2019 was $10 million, or ($0.09) per diluted share, which compared to net income of $29 million, or $0.40 per diluted share, in the second quarter of 2018. Loss before taxes for the second quarter of 2019 was $5 million versus income before taxes of $38 million in the prior period. The primary driver of the decline in net income year-over-year was a result of the impact from the spin-off and merger, including incremental amortization of intangibles, share-based compensation and interest expense associated with our debt financing in February 2019, lower operating earnings in North America, new infrastructure investments and the impact from unfavorable foreign exchange.

Non-GAAP adjusted EBITDA was $53 million for the second quarter of 2019 versus $62 million in the prior year quarter on a pro forma basis. Slower market growth, increased infrastructure investments, including $2 million in recurring expenses that were previously not included in our adjusted EBITDA outlook, a $2 million foreign exchange headwind and the planned step up in research and development expense negatively impacted year-over-year results and offset the initial benefit from our value capture activities during the second quarter of 2019.

Non-GAAP adjusted net income was $14 million, compared to $20 million in the prior year period on a pro forma basis, which includes Vets First Choice in both periods and normalizes for certain items as seen in the non-GAAP reconciliation, impacted by the same items.

Segment Operating Results (Unaudited)

The Company’s operations are organized and reported by geography, including North America, Europe and APAC & Emerging Markets.

For the three months ended June 30, 2019, North America segment net sales increased 6% from the prior year period to $552 million, due to the addition of, and strong growth from, Vets First Choice in 2019; normalizing for Vets First Choice in both periods and net sales adjustments for manufacturer switches from direct to agency sales, non-GAAP pro forma organic net sales were relatively flat year-over-year. As expected, the previously announced loss of a large customer prior to the formation of Covetrus also impacted organic net sales growth by 3% in the second quarter.

The major driver of the year-over-year non-GAAP pro forma organic performance was strength in our prescription management platform, which ended the second quarter of 2019 with more than 8,700 practices on the platform and experienced 46% year-over-year net sales growth in the quarter. Enrollments on the Vets First Choice prescription management platform in the second quarter of 2019 increased by nearly 20% sequentially. This strength offset a decline in our in-office supply chain net sales, which was impacted by moderating veterinary visit trends, declining sales growth of products purchased through distribution and re-sold by veterinarians to their clients and the previously announced customer loss.

Europe segment net sales of $370 million decreased by 5% compared to net sales from the same period of the prior year. Normalizing for foreign exchange fluctuations and mergers and acquisitions, non-GAAP pro forma organic net sales decreased 1% compared to the same period of the prior year. The year-over-year non-GAAP pro-forma organic decrease was largely driven by weakness in our U.K. business, which declined 4% year-over-year on Brexit-related disruption, and offset positive performance in Ireland, Belgium and the Czech Republic, as well as good momentum in several of our specialty businesses.

Exhibit 99.1

APAC & Emerging Markets segment net sales of $90 million decreased by 8% compared to net sales from the same period of the prior year. Normalizing for foreign exchange fluctuations, non-GAAP pro forma organic net sales decreased 1% compared to the same period of the prior year. The primary driver of the year-over-year decrease in non-GAAP pro forma organic net sales was the impact from the loss of a manufacturer relationship in the fourth quarter of 2018, which reduced net sales growth by nearly 8%. Excluding this impact, underlying organic net sales growth in the second quarter accelerated versus last quarter and reflects momentum in new account wins and cross-selling of practice management software.

Balance Sheet and Cash Flow

Covetrus generated $3 million of net cash from operating activities during the six months ended June 30, 2019. Free cash flow, a non-GAAP financial measure that is defined as cash flow from operating activities less purchases of fixed assets, was negative $18 million during the six months ended June 30, 2019 as compared to $35 million in the prior year period. The year-over-year decline in free cash flow reflects the change in capital structure associated with the formation of Covetrus, increased transaction and transition expenses and lower operating earnings.

At quarter end, the Company had $55 million in cash and cash equivalents, no outstanding borrowings on our $300 million revolving credit facility and $1.2 billion in total debt. Management believes Covetrus’ cash flows and access to ample liquidity provide substantial flexibility to manage the business, deleverage the balance sheet over time and invest in further innovation.

2019 Guidance

Covetrus’ fiscal year 2019 financial guidance range is now as follows:

•
Pro forma organic net sales growth, a non-GAAP financial metric, of low single-digits versus 3% to 5% previously to reflect changes in market growth in North America and Brexit-disruption in the U.K. Pro forma organic net sales growth includes Vets First Choice in both periods, excludes the impact of foreign exchange fluctuations, mergers and acquisitions and normalizes for net sales adjustments for manufacturer switches from direct to agency sales in the U.S. The previously announced customer loss in North America and loss of a manufacturer relationship in APAC is still expected to negatively impact organic growth by more than 2% in 2019.

•
Enrollments on the Vets First Choice prescription management platform of more than 3,000 in North America, unchanged versus the prior outlook. We expect to end 2019 with more than 10,000 practices on our prescription management platform in North America.

•
Pro forma adjusted EBITDA, a non-GAAP financial metric, of at least $200 million versus the range of $235 million to $250 million previously. We now expect to spend $40 million of the planned approximately $100 million in infrastructure investments in 2019, of which $10 million to $15 million are recurring expenses and now included in our presentation of adjusted EBITDA. The balance of the reduction is tied to the impact of certain end-market softness.

“While we are disappointed in the revision to our 2019 outlook, we remain encouraged by the increased demand for our technology platform, which remains our strategic long-term driver of accelerated net sales growth and margin expansion," said Christine T. Komola, executive vice president and chief financial officer. "Longer-term, we are focused on driving additional efficiencies in our organization, executing against our stated value capture priorities, improving free cash flow and deleveraging the balance sheet.”

Exhibit 99.1

The Company has not reconciled its non-GAAP pro forma adjusted EBITDA guidance to GAAP net income because the reconciling items between such GAAP and non-GAAP financial measures, including share-based compensation expense, restructuring costs and other special items tied to the formation of Covetrus, cannot be reasonably predicted due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact, and the periods in which the non-GAAP adjustments may be recognized and therefore is not available without unreasonable effort. For more information regarding the non-GAAP financial measures discussed in this release, please see the reconciliations of GAAP financial measures to non-GAAP financial measures and the section titled Non-GAAP Financial Measures and Other Business Metrics below.

Conference Call & Slide Presentation
The Company will host a conference call to discuss these results and 2019 guidance at 9:00 a.m. ET on August 13, 2019. A slide presentation for investors will also be posted on the investors page of the Covetrus website at https://ir.covetrus.com/investors/events-and-presentations shortly before the start of the conference call. Participating in the conference call will be:

•	Benjamin Shaw, President & Chief Executive Officer

•	Christine T. Komola, Executive Vice President & Chief Financial Officer

To access the live webcast of the conference call, individuals can visit the Investor Relations page of the Covetrus website: https://ir.covetrus.com/investors/events-and-presentations. An archived edition of the earnings conference call will also be posted on the Covetrus website later that day and will remain available to interested parties via the same link for one year.

The conference call can also be accessed by dialing 866-789-2492 for U.S./Canada participants, or 409-937-8901 for international participants, and referencing confirmation code 6694234. A replay of the conference call will be available for two weeks through August 27, 2019 by dialing 855-859-2056 or 404-537-3406. The replay confirmation code is 6694234.

Upcoming Investor Events
Covetrus management will be attending the following conference during the month of September:

•	Raymond James 15th Annual North American Equities Conference, September 10th, London

Audio webcasts will be available live and archived on the company’s Investor Relations website at https://ir.covetrus.com/investors/events-and-presentations. A complete listing of upcoming events for the investment community is available on the company’s Investor Relations website.

About Covetrus
Covetrus is a global animal-health technology and services company dedicated to empowering veterinary practice partners to drive improved health and financial outcomes. We are bringing together products, services, and technology into a single platform that connects our customers to the solutions and insights they need to work best. Our passion for the well-being of animals and those who care for them drives us to advance the world of veterinary medicine. Covetrus is headquartered in Portland, Maine, with more than 5,500 employees, serving over 100,000 customers around the globe. For more information about Covetrus visit https://www.covetrus.com/.

Exhibit 99.1

Forward-Looking Statements
This press release contains certain statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and that involve risks and uncertainties, including statements about our future financial and operating results including 2019 guidance, plans, objectives, expenses, expectations, trends and potential growth in our business, expected practices on our platform, intentions, our liquidity, product development and improvements, and other matters. We may, in some cases use terms such as "predicts," "believes," "potential," "continue," "anticipates," "estimates," "expects," "plans," "intends," "may," "could," "might," "likely," "will," "should" or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Such statements are subject to numerous risks and uncertainties, including but not limited to, risks associated with the ability to successfully integrate operations and employees; the ability to realize anticipated benefits and synergies of the transactions that created Covetrus; the potential impact of the consummation of the transaction on relationships, including with employees, customers and competitors; the ability to retain key personnel; the ability to achieve performance targets; changes in financial markets, interest rates and foreign currency exchange rates, changes in our market, the impact of Brexit, and those additional risks and factors discussed, including those discussed under the heading "Risk Factors" in our Annual Report on Form 10-K filed on March 29, 2019 and Quarterly Report on Form 10-Q filed for the quarter ended June 30, 2019, and in our other SEC filings. Our forward-looking statements are based on current beliefs and expectations of our management team and, except as required by law, we undertake no obligations to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release, whether as a result of new information, future developments or otherwise. Investors are cautioned not to place undue reliance on these forward-looking statements.

Exhibit 99.1

COVETRUS, INC.

CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 2019 (UNAUDITED)
COMBINED BALANCE SHEET AS OF DECEMBER 29, 2018
(In millions, except share amounts)

	June 30, 2019	December 29, 2018
ASSETS
Current assets:
Cash and cash equivalents	$55	$23
Accounts receivable, net of allowance of $7 and $7	458	431
Inventory, net	556	564
Other receivables	61	49
Prepaid expenses and other	42	19
Total current assets	1,172	1,086
Non-current assets:
Property and equipment, net of accumulated depreciation of $85 and $74	100	69
Operating lease right-of-use assets	60	—
Goodwill	2,102	750
Other intangibles, net of accumulated amortization of $297 and $241	717	208
Investments and other	39	120
Total assets	$4,190	$2,233
LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS, AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$425	$441
Current maturities of long-term debt and other borrowings	32	1
Accrued expenses:
Payroll and related	41	37
Taxes	38	17
Other	138	77
Total current liabilities	674	573
Non-current liabilities:
Long-term debt and other borrowings, net	1,154	24
Deferred taxes	28	16
Other liabilities	74	35
Total liabilities	1,930	648
Commitments and contingencies
Redeemable non-controlling interests	13	92
Shareholders' Equity:
Common stock, $0.01 par value per share, 675,000,000 shares authorized as of June 30, 2019; 111,932,491 shares issued and outstanding as of June 30, 2019	1	—
Net parent investment	—	1,576
Accumulated other comprehensive loss	(78)	(83)
Additional paid-in capital	2,357	—
Accumulated deficit	(33)	—
Total shareholders’ equity	2,247	1,493
Total liabilities, redeemable non-controlling interests, and shareholders’ equity	$4,190	$2,233

Exhibit 99.1

COVETRUS, INC.

CONSOLIDATED STATEMENT OF OPERATIONS FOR JUNE 30, 2019
COMBINED STATEMENT OF OPERATIONS FOR JUNE 30, 2018
(In millions, except per share data) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net sales	$1,009	$1,005	$1,950	$1,952
Cost of sales	809	822	1,570	1,593
Gross profit	200	183	380	359
Operating expenses:
Selling, general and administrative	205	139	394	282
Restructuring costs	—	6	—	7
Operating income (loss)	(5)	38	(14)	70
Other income (expense):
Interest income	2	1	3	3
Interest expense	(15)	(1)	(26)	(1)
Other, net	13	—	15	—
Income (loss) before taxes and equity in earnings of affiliates	$(5)	$38	$(22)	$72
Income tax provision	(5)	(8)	(1)	(14)
Equity in earnings of affiliates	—	1	—	1
Net income (loss)	$(10)	$31	$(23)	$59
Less: net loss attributable to redeemable non-controlling interests	—	(2)	—	(8)
Net income (loss) attributable to Covetrus	$(10)	$29	$(23)	$51

Earnings (loss) per share attributable to Covetrus
Basic	$(0.09)	$0.40	$(0.22)	$0.72
Diluted	$(0.09)	$0.40	$(0.22)	$0.72
Weighted-average common shares outstanding:
Basic	112	71	103	71
Diluted	112	72	103	72

Exhibit 99.1

COVETRUS, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS FOR JUNE 30, 2019
COMBINED STATEMENT OF CASH FLOWS FOR JUNE 30, 2018
(In millions) (Unaudited)

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities:
Net income (loss)	$(23)	$59
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	81	32
Share-based compensation	25	4
Provision (benefit) for deferred income taxes	(9)	2
Gain on affiliate investment	(11)	—
Equity in earnings of affiliates	—	(1)
Amortization of debt issuance costs	3	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(13)	(42)
Inventory, net	21	37
Other assets and liabilities	(77)	(64)
Accounts payable and accrued expenses	6	21
Net cash provided by operating activities	3	48
Cash flows from investing activities:
Purchases of fixed assets	(21)	(13)
Payments related to equity investments and business acquisitions, net of cash acquired	(25)	(5)
Proceeds from sale of fixed assets	1	—
Net cash used in investing activities	(45)	(18)
Cash flows from financing activities:
Proceeds from issuance of debt	1,220	—
Principal payments of debt	(43)	—
Debt issuance costs	(24)	—
Dividend paid to Henry Schein	(1,174)	—
Issuance of common shares in connection with options	3	—
Net transfers from parent	165	351
Distributions to non-controlling shareholders	—	(8)
Acquisitions of non-controlling interests in subsidiaries	(74)	(368)
Net cash provided by (used in) financing activities	73	(25)
Effect of exchange rate changes on cash and cash equivalents	1	(1)
Net change in cash and cash equivalents	32	4
Cash and cash equivalents, beginning of period	23	17
Cash and cash equivalents, end of period	$55	$21

Exhibit 99.1

Reconciliation of Non-GAAP Financial Measures
To aid investors and analysts with year-over-year comparability for the combined businesses of Animal Health and Vets First Choice, Covetrus is including certain non-GAAP pro forma financial information that combines the standalone Animal Health and Vets First Choice financial information as if the merger had taken place on December 31, 2017. These non-GAAP pro forma results include a full period of Animal Health and Vets First Choice results and assess the impact of interest, depreciation and amortization, restructuring charges, and other costs as if the spin-off and merger had occurred at the beginning of the period. Covetrus is also including non-GAAP adjusted results that exclude costs directly associated with the spin-off and merger, the ongoing integration process, and other items. Prior year non-GAAP adjusted results include allocations for direct costs and indirect costs which were attributed to the Animal Health business of Henry Schein, whereas 2019 is based on a direct cost associated with our standalone operations and not allocations, which are excluded in our non-GAAP adjusted EBITDA presentation as the company was incurring its own costs during this period tied to building out internal corporate infrastructure.

The following tables reconcile non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP. Covetrus management believes that these non-GAAP financial measures provide useful additional information to investors regarding Covetrus’ results of operations as they provide another measure of Covetrus’ profitability and ability to service its debt and are considered important to financial analysts covering Covetrus’ industry.

These non-GAAP financial measures have limitations as an analytic tool and should not be considered in isolation or as a substitute for income from operations, net income or any other measure of financial performance reported in accordance with GAAP. Covetrus’ non-GAAP measures may be calculated differently than similarly named measures reported by other companies. In addition, using non-GAAP measures may have limited value as they exclude certain items that may have a material impact on reported financial results and cash flows. When analyzing Covetrus’ performance, it is important to evaluate each adjustment in the reconciliation tables and use adjusted measures in addition to, and not as an alternative to, GAAP measures.

Non-GAAP Pro Forma Net Sales and Segment Net Sales (Unaudited)
Covetrus delivers software, technology-enabled services and products across the globe through three reportable segments: North America, Europe, and APAC & Emerging Markets.

Pro forma organic net sales growth is a non-GAAP measure that Covetrus uses to evaluate period-over-period financial performance. We believe this non-GAAP financial metric provides useful information about our operating results, enhances the overall understanding of past financial performance and future prospects and is a useful measure for period-to-period comparisons of our business. Pro forma organic net sales growth includes a full quarter of Vets First Choice in both periods, excludes the impact of foreign exchange fluctuations, M&A and normalizes for net sales adjustments for manufacturer switches from direct to agency sales in the United States, which can impact year-over-year comparisons.

Exhibit 99.1

The following tables summarize non-GAAP pro forma net sales and non-GAAP pro forma organic net sales growth for Covetrus and each reportable segment:

Non-GAAP Pro Forma Net Sales (Unaudited)

	Three Months Ended June 30, 2019			Three Months Ended June 30, 2018
(In millions)	Covetrus	Historical Vets First Choice (a)	Non-GAAP Pro Forma Combined	Historical Animal Health	Historical Vets First Choice	Non-GAAP Pro Forma Combined
Net sales:	$1,009	$—	$1,009	$1,005	$51	$1,056
North America	552	—	552	520	51	571
Europe	370	—	370	390	—	390
APAC and Emerging Markets	90	—	90	98	—	98
Eliminations	(3)	—	(3)	(3)	—	(3)

	Six Months Ended June 30, 2019			Six Months Ended June 30, 2018
(In millions)	Covetrus	Historical Vets First Choice (a)	Non-GAAP Pro Forma Combined	Historical Animal Health	Historical Vets First Choice	Non-GAAP Pro Forma Combined
Net sales:	$1,950	$24	$1,974	$1,952	$96	$2,048
North America	1,049	24	1,073	1,001	96	1,097
Europe	731	—	731	761	—	761
APAC and Emerging Markets	176	—	176	196	—	196
Eliminations	(6)	—	(6)	(6)	—	(6)

(a) Historical Vets First Choice - 2019 - from January 1, 2019 to February 7, 2019.

Non-GAAP Pro Forma Organic Net Sales Growth (Unaudited)

	Three Months Ended June 30,
	2019	2018
(In millions)	Covetrus	Non-GAAP Pro Forma Combined	Non-GAAP Pro Forma Y/Y Growth	% Change from FX	Switch from Direct to Agency Sales Model	% Change From Mergers and Acquisitions	Non-GAAP Pro Forma Organic Net Sales Growth
Net sales:	$1,009	$1,056	(4)%	(3)%	(2)%	1%	(1)%
North America	552	571	(3)%	—%	(3)%	—%	—%
Europe	370	390	(5)%	(6)%	—%	2%	(1)%
APAC and Emerging Markets	90	98	(8)%	(7)%	—%	—%	(1)%
Eliminations	(3)	(3)

	Six Months Ended June 30,
	2019	2018
(In millions)	Non-GAAP Pro Forma Combined	Non-GAAP Pro Forma Combined	Non-GAAP Pro Forma Y/Y Growth	% Change from FX	Switch from Direct to Agency Sales Model	% Change From Mergers and Acquisitions	Non-GAAP Pro Forma Organic Net Sales Growth
Net sales:	$1,974	$2,048	(4)%	(3)%	(2)%	—%	1%
North America	1,073	1,097	(2)%	—%	(3)%	—%	1%
Europe	731	761	(4)%	(7)%	—%	1%	2%
APAC and Emerging Markets	176	196	(10)%	(8)%	—%	—%	(2)%
Eliminations	(6)	(6)

Exhibit 99.1

Non-GAAP Pro Forma EBITDA, Adjusted EBITDA, & Adjusted Net Income (Loss) (Unaudited)
EBITDA, pro forma adjusted EBITDA and pro forma adjusted net income (loss) are non-GAAP financial measures and should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Our non-GAAP adjusted EBITDA adjustments are: share-based compensation, formation of Covetrus expenses and IT infrastructure and other costs tied to integration efforts of the Animal Health and Vets First Choice businesses, including items such legal, accounting & regulatory, re-branding and severance. Our adjusted net income also excludes amortization of acquired intangible assets tied to the merger, changes in fair value of legacy Vets First Choice warrants and utilizes a normalized statutory tax rate. A reconciliation of EBITDA, adjusted EBITDA and adjusted net income (loss) to net income (loss), the most directly comparable GAAP financial measure, is as follows.

Exhibit 99.1

Adjusted EBITDA Reconciliation for the Three Months Ended June 30, 2019
(In millions)	Three Months Ended June 30, 2019
Net loss attributable to Covetrus	$(10)
Plus: Depreciation and amortization	41
Plus: Interest expense, net	14
Plus: Income tax expense	5
EBITDA	50
Plus: Share-based compensation	10
Plus: Formation of Covetrus	6
Plus: IT infrastructure	2
Plus: Other (income) expense items	(15)
Adjusted EBITDA	53
Depreciation and amortization	(41)
Amortization of acquired intangibles	22
Interest expense, net	(14)
Adjusted income before taxes	20
Adjusted income tax expense	(6)
Adjusted net income attributable to Covetrus	$14

Pro Forma Adjusted EBITDA Reconciliation for the Three Months Ended June 30, 2018
	Three Months Ended June 30, 2018
(In millions)	Henry Schein Animal Health Business	Vets First Choice	Spin-Off and Other Pro Forma Adjustments	Purchase Price and Related Pro Forma Adjustments	Pro Forma Covetrus
Net income (loss) attributable to Covetrus	$29	$(8)	$(6)	$(22)	$(7)
Plus: Depreciation and amortization	16	4	—	22	42
Plus: Interest expense, net	1	—	14	—	15
Plus: Income tax expense	8	(2)	(3)	(8)	(5)
EBITDA	54	(6)	5	(8)	45
Plus: Share-based compensation	2	1	—	8	10
Plus: Transaction costs	—	3	(3)	—	—
Plus: Restructuring costs	6	—	—	—	6
Plus: Other (income) expense items	—	1	—	—	1
Adjusted EBITDA	62	(2)	2	—	62
Depreciation and amortization					(42)
Amortization of acquired intangibles					22
Interest expense, net					(15)
Adjusted income before taxes					27
Adjusted income tax expense					(7)
Adjusted net income attributable to Covetrus					$20

(a) Numbers in table may not foot or cross-foot due to rounding

Exhibit 99.1

Pro Forma Adjusted EBITDA Reconciliation for the Six Months Ended June 30, 2019
	Six Months Ended June 30, 2019
(In millions)	Covetrus	Vets First Choice (Jan. 1 to Feb. 7)	Spin-Off and Other Pro Forma Adjustments	Purchase Price and Related Pro Forma Adjustments	Pro Forma Covetrus
Net income (loss) attributable to Covetrus	$(23)	$(9)	$(2)	$1	$(33)
Plus: Depreciation and amortization	71	2	—	9	82
Plus: Interest expense, net	25	1	3	—	29
Plus: Income tax expense	1	—	(1)	—	—
EBITDA	74	(6)	—	10	78
Plus: Share-based compensation	25	—	—	(5)	20
Plus: Formation of Covetrus	15	6	—	(6)	15
Plus: Carve-out operating expense	5	—	—		5
Plus: IT infrastructure	2	—	—	—	2
Plus: Other (income) expense items	(15)	(2)	—	1	(16)
Adjusted EBITDA	106	(2)	—	—	104
Depreciation and amortization					(82)
Amortization of acquired intangibles					44
Interest expense, net					(29)
Adjusted income before taxes					37
Adjusted income tax expense					(10)
Adjusted net income attributable to Covetrus					$27

Pro Forma Adjusted EBITDA Reconciliation for the Six Months Ended June 30, 2018
	Six Months Ended June 30, 2018
(In millions)	Henry Schein Animal Health Business	Vets First Choice	Spin-Off and Other Pro Forma Adjustments	Purchase Price and Related Pro Forma Adjustments	Pro Forma Covetrus
Net income (loss) attributable to Covetrus	$51	$(17)	$(10)	$(44)	$(20)
Plus: Depreciation and amortization	33	8	—	45	86
Plus: Interest expense, net	1	—	28	—	29
Plus: Income tax expense	14	(2)	(7)	(16)	(11)
EBITDA	99	(11)	11	(15)	84
Plus: Share-based compensation	4	2	—	15	20
Plus: Transaction costs	—	3	(3)	—	—
Plus: Restructuring costs	7	—	—	—	7
Plus: Other (income) expense items	—	2	—	—	2
Adjusted EBITDA	110	(5)	8	—	113
Depreciation and amortization					(86)
Amortization of acquired intangibles					44
Interest expense, net					(29)
Adjusted income before taxes					42
Adjusted income tax expense					(12)
Adjusted net income attributable to Covetrus					$30

(a) Numbers in table may not foot or cross-foot due to rounding

Exhibit 99.1

Contacts:

Nicholas Jansen | Investor Relations
207-550-8106 | nicholas.jansen@covetrus.com

Kiní Schoop | Public Relations
207-550-8018 | kini.schoop@covetrus.com